Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Paul G. Gabos (727) 530-7700

Lincare Mourns the Death of Director Frank Cary

Clearwater, Florida (January 3, 2006) — Lincare Holdings Inc. (NASDAQ:LNCR) was saddened to learn of the passing of Frank T. Cary, a director of the Company, on Sunday, January 1, 2006. Mr. Cary served as a director of the Company since July 1991. He was a member of the Compliance and Nominating committees of the Board.

John P. Byrnes, Lincare’s Chief Executive Officer, said, “Frank was an invaluable member of our board for the past 15 years, serving as a trusted advisor and good friend to all of us at Lincare. His remarkable experience, insight and judgment will be greatly missed and we extend our deepest condolences and sympathy to his family and friends.”

Lincare, headquartered in Clearwater, Florida, is one of the nation’s largest providers of oxygen and other respiratory therapy services to patients in the home. The Company provides services and equipment to over 620,000 customers in 47 states.

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